SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

DAVE & BUSTER’S, INC.
(Exact name of registrant as specified in its charter)

Missouri (State of incorporation)	001-15007 (Commission File Number)	43-1532756 (IRS Employer Identification Number)

2481 Manana Drive
Dallas TX 75220
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01 Other Events.

On May 3, 2010, we issued a press release announcing that Oak Hill Capital Partners (“Oak Hill Capital”), a leading private equity firm, had entered into a definitive agreement to acquire the outstanding stock of our parent corporation, Dave & Buster’s Holdings, Inc. (“Holdings”), from Wellspring Capital Management, LLC and the other equity holders of Holdings.  Oak Hill Capital is investing in partnership with Dave & Buster’s current management team.  The aggregate value of the transaction is approximately $570 million.  A copy of the press release is filed as Exhibit 99.1 to this report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated May 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S, INC.

Date: May 4, 2010	By:	/s/ Jay. L. Tobin
Jay L. Tobin
Senior Vice President, General Counsel and Secretary